UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2026
Crown Castle Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8020 Katy Freeway, Houston, Texas 77024-1908
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(b) On September 14, 2026, Crown Castle Inc. (“Company”) announced certain upcoming changes in senior leadership. Cathy Piche, its Executive Vice President and Chief Operating Officer, will, effective February 22, 2027, step down from all roles with the Company, and Sunit S. Patel, our Executive Vice President and Chief Financial Officer, will retire, effective March 31, 2027. Ms. Piche will transition out of her current role effective September 23, 2026, and serve as a special advisor to the Company until February 22, 2027. Mr. Patel will continue to serve in his current role through his separation date. Both Mr. Patel and Ms. Piche will cooperate with the transition of their duties through their respective separation dates. Each will continue to be compensated in accordance with their current compensation arrangements through their respective separation dates and will receive certain separation benefits under each of their existing agreements with the Company due to each of their departures being a “qualifying termination” as defined in such agreements. In connection with Mr. Patel’s retirement, the board of directors (the “Board”) of the Company intends to appoint Kristoffer Hinson, the Company’s Executive Vice President and Chief Commercial Officer, as the Company’s Executive Vice President and Chief Financial Officer, effective as of April 1, 2027. The Company plans to conduct a search to identify a successor Executive Vice President and Chief Operating Officer.
(c) As mentioned above, the Board intends to appoint Kristoffer Hinson as the Company’s next Executive Vice President and Chief Financial Officer, effective as of April 1, 2027. Mr. Hinson, age 43, has been serving as the Company’s Executive Vice President and Chief Commercial Officer since 2026. Prior to this role, Mr. Hinson served as the Company’s Vice President – Corporate Finance and Treasurer from 2023 to 2026, with responsibility including investor relations, strategic planning, treasury, procurement, business analytics, sustainability and corporate facilities. Prior to joining the Company, Mr. Hinson was an executive at ExxonMobil, where he spent 13 years in a variety of finance leadership roles, most recently as Director of Investor Relations and before that as Managing Director of ExxonMobil Czech Republic. He earned an MBA from Harvard Business School and an AB in Economics from Harvard College. As of the date of this Form 8-K, no compensation arrangements in connection with Mr. Hinson’s intended appointment have been determined, and his existing compensation arrangements remain in effect. Once finalized, any material changes to Mr. Hinson’s compensation arrangements that are required to be disclosed will be reported by an amendment to this Form 8-K.
There are no arrangements or undertakings pursuant to which Mr. Hinson was selected as Executive Vice President and Chief Financial Officer. There are no family relationships among any of the Company’s directors or executive officers and Mr. Hinson. There are no related party transactions involving Mr. Hinson that are reportable under Item 404(a) of Regulation S-K.
ITEM 7.01—REGULATION FD DISCLOSURE
On September 14, 2026, the Company issued a press release regarding the foregoing matters. The Company’s press release is furnished herewith as Exhibit 99.1.
ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
Exhibit Index

Exhibit No.	Description
99.1	Press Release dated September 14, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
The information in Item 7.01 of this Report and Exhibit 99.1 attached hereto are furnished as part of this Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INC.
By:	/s/ Edward B. Adams, Jr.
	Name:	Edward B. Adams, Jr.
	Title:	Executive Vice President and General Counsel
Date: September 14, 2026